--------------------------------------------------------- ----------------------

Invoice                                                   Laney E. Duck
Date: November 7, 2005                                    1519 W. Fern Dr.
                                                          Fullerton, CA  92833
                                                          (714) 525-0535
--------------------------------------------------------- ----------------------

To:                                              Ship to (if different address):
Cobalis Corp.
2445 McCabe Way
Irvine, CA 92614
(949) 757-0001
---------------------------------------------------


--------- ------------------------------------------ ---------------- ----------

 Hours                              DESCRIPTION       Unit Price        TOTAL
          ------------------------------------------ ---------------- ----------
          Video Shoot  and Editing -  Dr Ratner
          paid                                                           $750.00
          Laney Du















--------- --------------------------------------------------------- ------------
                                                                    ------------
                                                           Sub Total     $750.00
                                                                    ------------
                                                                    ============
                                                           TOTAL DUE     $750.00
                                                                    ============